Exhibit 99.1
McorpCX Named a Global Customer
 Experience Leader by ALM Intelligence/Kennedy Research

San Francisco, CA, May 26, 2016 -- Customer experience solutions company McorpCX, Inc. (TSXV: MCX, OTCQB: MCCX) ("McorpCX" or the "Company") is pleased to announce that ALM Intelligence (formerly Kennedy Research) has named the Company a global leader in its Digital Customer Strategy & Experience Consulting report, positioning McorpCX as highest in "Depth of Consulting Capabilities" on The Kennedy Vanguard™, relative to the other providers evaluated in the report.
The report was based on analysis of McorpCX's capabilities across several categories, including customer data analytics, customer insight, digital innovation and customer experience design, among others.
ALM analyst Nathan Simon notes that "McorpCX stands out in particular for the depth of its capabilities in customer experience design and customer insight – two areas of the market where the ability to meet clients' needs is much more dependent on providers' level of subject-matter expertise and their engagement-specific implementation capabilities than on the overall scale of their operations. This narrow but deep market position enables McorpCX to effectively serve both the SME market and the largest global corporations."

Companies that achieve Vanguard status demonstrate either market leading depth in particular capabilities or meaningful depth across a broad spectrum of capabilities. In this context, McorpCX is positioned as highest in "Depth of Digital Customer Strategy and Experience Consulting Capabilities" on The Kennedy Vanguard™, relative to the other firms evaluated in the report.

"We're exceedingly pleased to be included in this report," said Michael Hinshaw, McorpCX President and CEO. "To be recognized as a 'pioneer in the customer experience movement' and 'one of the leading independent firms' is also gratifying – particularly when we're being compared with global leaders such as Accenture, Bain, Deloitte, IBM and McKinsey, among others."
Noting also that McorpCX is 'Best of Breed' in the Customer Experience Design capabilities matrix, Mr. Simon continued by saying the Company's "strengths include its rigorous yet adaptable frameworks, its trademarked 'touchpoint mapping' approach to developing customer insights, its skill at conducting research and integrating it into the design of the customer experience, and its ability to help motivate organizations to effect change and work more collaboratively."
"As we develop software tools for the many companies focused on radically improving their customers' experience, our business strategy has always been to leverage our leadership in the customer experience improvement space," said Lynn Davison, COO for McorpCX.
"As the report noted, McorpCX has 'among the deepest strengths in the areas where it chooses to compete.' And of course, we plan to continue to do so - as we systematize our expertise in areas such as customer journey mapping, digital innovation and customer insights, supporting our planned transition to a software-first business," she concluded.
About McorpCX
McorpCX is a leading customer experience services company delivering consulting and technology solutions to customer-centric organizations since 2002. Touchpoint Mapping®, our signature product and approach to quantifying customer experience, provides some of the world's leading companies with important insights concerning their customers by automatically mapping the complex, cross-channel maze of touchpoints that drive customer experience. A pioneer in the fast-growing customer experience services and technology sector, our proprietary approach and cloud-based software deliver actionable data and on-demand "Voice-of-the-Customer" insights to improve customer experience, brand position, customer and employee satisfaction, loyalty and engagement for leaders in financial services, retail, technology, consumer products, and other industries. Visit the Company online at http://www.mcorp.cx/ (information on our website is not part of this press release).
For more information, please contact:
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Media:  Denise Marshall at +1-415-526-2655, Ext. 706
Investors: Chris Beltgens at +1-604-282-6372

Forward-Looking Statements
Certain statements contained in this press release may constitute "forward-looking statements" within the meaning of United States securities laws and applicable Canadian securities legislation. Forward-looking statements include statements relating to the Company's business. Such statements involve assumptions relating to the Company's business, the ability of the Company to execute on its business plan, the competitive environment of the Company's products and services and the future pricing of the Company's products and services. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results to be materially different from any future results expressed or implied by these statements. Such factors include the following: general economic and business conditions, changes in demand for the Company's products and services, changes in the competitive environment and the introduction of competing software solutions by competitors, the Company's ability to complete any future required financing and the Company's dependence upon and availability of qualified personnel. Investors should refer to the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for a more comprehensive discussion of the risks that are material to the Company and its business. In light of these and other uncertainties, the forward-looking statements included in this press release should not be regarded as a representation by the Company that its plans and objectives will be achieved. These forward-looking statements speak only as of the date of this press release, and the Company undertakes no obligation to update or revise the statements.
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